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                                 EXHIBIT 10(k)

                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT ("Agreement"), is made this 23rd day of January 1997, but effective as of June 1, 1996, by and between HANOVER FOODS CORPORATION, a Pennsylvania corporation (the "Employer"), and Gary T. Knisely (the "Employee").

                                   BACKGROUND

                           The Employer is one of the leading independent
                  processors of canned vegetables, frozen meat products, frozen entrees and fresh foods in the eastern United States.

                           The Employee is presently employed by the Employer
                  as its Executive Vice President and General Counsel.

                           The parties desire to enter into a written agreement
                  setting forth the terms and conditions of the Employee's continued employment by the Employer.

                  NOW, THEREFORE, the parties, intending legally to be bound, agree as follows:

                  1. DEFINITIONS. See Addendum No. 1 for definitions of various terms used in this Agreement.

                  2. EMPLOYMENT. The Employee shall continue to be employed by the Employer upon the terms and conditions set forth in this Agreement.

                  3. TERM. The initial Contract Period of the Employee's employment is five (5) years beginning on June 1, 1996. If Employee continues in the employ of the Employer on a full-time basis after June 1, 1997 or each June 1 thereafter without a new written agreement, the Contract Period shall be automatically renewed and the Employee's employment shall continue for the new Contract Period subject to the terms of this Agreement until terminated pursuant to Section 18 of this Agreement.

                  4. DUTIES.

                     4.1 The Employee shall be the Executive Vice President, Secretary and General Counsel of the Employer, and in those positions, the Employee's duties shall include, but not be limited to, the duties of those positions described in the By-laws of the Employer.


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                     4.2 The Board of Directors through the Chief Executive
Officer shall direct, control and supervise the work of the Employee.


                     4.3 All duties assigned to the Employee shall be fully and faithfully performed, and the Employee's best efforts shall be devoted on behalf of the Employer.

                     4.4 The Employee shall work for the Employer for the amount of time commensurate with his position.

                     4.5 If elected, the Employee shall serve as a director of the Employer or as an officer or director of any Related Companies. His compensation for serving in those offices will be established by the Board of Directors.

               5.   COMPENSATION.

                    5.1 Salary. For the services to be rendered by the Employee during the Term, the Employee shall be paid in arrears, in equal monthly installments, or more often if the Employer elects, the following amounts (the "Salary"):

                        5.1.1 During the Initial Contract Year from June 1, 1996 to May 31, 1997, at the rate of One Hundred Seventy-Five Thousand Dollars ($175,000) per annum.

                        5.1.2 During each Contract Year thereafter, at an annual rate equal to the greater of (i) the Salary being paid during the preceding Contract Year multiplied by a fraction, the numerator of which is the Index on June 1 of the new Contract Year, and the denominator of which is the Index on June 1 of the preceding Contract Year, or (ii) the Salary being paid during the preceding Contract Year multiplied by 1.05. If the Index ceases to be published at intervals other than monthly, the Employer shall select another reasonable method of adjusting the Salary to reflect changes in the cost of living.

               6. INCENTIVE COMPENSATION SYSTEM. The Employee shall participate in the Annual Top Management Cash Bonus Program and in any incentive stock option plan or phantom stock plan established during the Term by the Employer for its executive employees.

               7. WITHHOLDING. The Employer shall withhold from the Salary and bonuses, all sums authorized by the Employee or required to be withheld by law or court decree, including (but not limited to) income taxes, employment taxes, and employee contributions to benefit plans sponsored by the Employer.

               8. FRINGE BENEFITS. If eligible, the Employee shall participate in any fringe benefits, disability benefits, medical expense or insurance plans, or qualified retirement

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plan or plans the Employer from time to time provides to its executive and management employees.

               9. VACATIONS. The Employee may take as much vacation as he desires up to a maximum of four weeks per calendar year if it does not interfere with the performance of the Employee's duties.

               10. DISABILITY INSURANCE. So long as the Employee is insurable at standard rates at the times applications are made, the Employer shall purchase and maintain disability insurance, in an amount equal to 60% of the Salary for each Contract Year during the Term as part of its group disability plan.

               11. LIFE INSURANCE FOR EMPLOYER'S BENEFIT. If the Employer decides to purchase and be the beneficiary of insurance on the Employee's life, the Employee shall complete whatever applications and submit to whatever examinations are necessary to enable the Employer to obtain this insurance.

               12. AUTOMOBILE. The Employee may be required to use an automobile for the performance of the Employee's duties. In that event, the Employer shall reimburse the Employee for all use authorized by the Employer at a rate per mile established from time to time by the Employer and for parking, tolls, and other expenses from time to time authorized by the Employer.

               13. BUSINESS EXPENSES. The Employee is expected to incur ordinary, necessary and reasonable expenses for the business of the Employer. The Employer shall reimburse the Employee for these expenses upon substantiation that they are bona fide business expenses.

               14. TAXABILITY OF FRINGE BENEFITS. The Employer shall, for income tax purposes, report as additional compensation or as a taxable fringe benefit, as appropriate, any benefit which is not otherwise deductible by the Employer as a business expense for income tax purposes.

               15.  RESTRICTIONS ON OUTSIDE ACTIVITIES. During the Term:

                    15.1 The Employee shall not provide personal services to others or engage in any other business without the Employer's prior written consent. If the Employer consents to the provision of services to others or to the Employee's engaging in any other business, all compensation received by the Employee shall be paid to the Employer, unless the Employer waives its right to receive these amounts.

                    15.2 Except with respect to investments of the Employee existing as of the date of this Agreement, unless approved by the Board of Directors, the Employee shall not


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invest in any stock, bond, real estate, commodity or other form of investment, if the investment is in a corporation, firm, or other entity which competes directly or indirectly with the Employer.

                    15.3 Except positions held by the Employee as of the date of this Agreement, the Employee shall not serve as an officer or director for any corporation or other entity (regardless of whether a "for profit" or "not-for-profit" entity) without obtaining the prior written consent of the Board of Directors. This prohibition shall not be deemed to prevent the Employee from serving as a trustee of any trust created by the Employee or any trust created for the benefit of employees of the Employer.

                    15.4 Whenever the prior written consent of the Employer is required under the terms of this Section, the consent of the Employer shall not be unreasonably withheld, but the Board of Directors may impose one or more conditions to the granting of its consent.

               16.  CONFIDENTIALITY OBLIGATIONS.

                    16.1 Property of the Employer. All Trade Secrets, Confidential Information and all books, documents, lists, and records pertaining to the Confidential Information of the Employer's business (collectively, "Records"), whether the Records are written, typed, printed, contained on microfilm, computer disc tape, or in some other medium of expression, are the sole and exclusive property of the Employer. The Employee shall not copy or remove any Records from the Employer's premises without the prior written consent of the Chief Executive Officer of the Employer. Upon the termination of the Employee's employment, he shall promptly return to the Employer all Records and copies which are either in the Employee's possession or which the Employee has removed from the Employer's premises.

                    16.2 Misappropriation Not Permitted. During and after the period of the Employee's employment with the Employer, the Employee shall not (i) divulge, furnish or make accessible to anyone or in any way or use, for his own benefit or for the benefit of any other individual, firm or entity (other than in the ordinary course of the Employer's business), any Trade Secret or Confidential Information; (ii) take or permit any action to be taken which would reduce the value of the Trade Secrets or Confidential Information to the Employer; or (iii) otherwise misappropriate or suffer the misappropriation of the Trade Secrets or the Confidential Information, within the meaning of the Act.

                    16.3 Trade Secrets and Confidential Information Defined. The term "Trade Secrets," as used in this Section 16 includes, without limitation, the Employer's (i) pricing to its customers and all other information concerning pricing practices and procedures, (ii) personnel compensation, (iii) sources of supply and prices of inventory and other items,
(iv) list of customers and any other customer information, (v) all formulae, patterns, compilations, programs, devices, lists, methods, techniques or processes and (vi) other information that would be deemed to be "trade secrets" within the meaning of the model Uniform Trade Secrets Act (the "Act"). Any other information not qualifying as a Trade Secret but


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relating to the business of the Employer, which is disclosed by the Employer to the Employee, or is discovered by the Employee in the course of employment, is Confidential Information. The Trade Secrets and the Confidential Information relate to the conduct of the Employer's business, are of independent economic value to the Employer because they are not generally known, and are the subject of efforts by the Employer to maintain their secrecy. The disclosure, or improper use, of Trade Secrets or Confidential Information by the Employee will cause irreparable harm to Employer.

                    16.4    Information Which is Publicly Known.
Notwithstanding anything to the contrary, the obligations of secrecy and confidentiality set forth shall not apply to any information which is now or which subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Agreement by the Employee.

               17. SUSPENSION. The Employer, upon five (5) days' prior written notice, may suspend the Employee's employment with the Employer, with full compensation and benefits, if the Employee is charged with a felony which in the reasonable judgment of the Board of Directors reflects adversely on the Employer. The suspension shall terminate upon any judgment of acquittal by a court of competent jurisdiction.

               18.  TERMINATION.

                    18.1    By Employer:

                            18.1.1  Termination By Employer Without Cause. The
Employer may terminate the Employees employment without cause by giving at least two (2) months' notice to the Employee on or before June 1 of any year of the Contract Period. The Employer may not terminate the Employee's employment under this Section 18.1.1 during any Disability Period.

                            18.1.2  Constructive Termination by Employer. The
Employer shall have constructively terminated the Employee, if, without Employee's written consent, (i) the nature and scope of Employee's duties and authority or his responsibilities with Employer, Related Company or any surviving or acquiring entity are reduced to a level below that which he enjoys on the date of this Agreement, (ii) his compensation is reduced to a level below that provided in Section 5 of this Agreement, (iii) the fringe benefits provided to the Employee on the date of this Agreement are materially reduced,
(iv) Employee's position or title with Employer or Related Company or any surviving or acquiring entity is reduced from his current position or title, or
(v) Employee's principal place of employment is changed to a location greater than forty (40) miles from his current principal place of employment. The Employee shall give Employer twenty (20) days written notice of his intention to claim that the Employer has constructively terminated his employment pursuant to this Section 18.1.2, specifying the reason(s) for such termination. If the Employer has not cured or remedied the reason(s) specified in that notice

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prior to the expiration of ten (10) days after notice, the constructive termination shall be effective at the end of that period.

                            18.1.3  Termination by Employer With Cause. The
Employer may, at its option, terminate the Employee's employment upon twenty-one (21) days' prior written notice, if the Employee:

                                    18.1.3.1   refuses to faithfully and
diligently perform his usual and customary duties for the Employer or to comply with the provisions of this Agreement (unless the refusal is due to the Employee being Disabled);

                                    18.1.3.2   refuses to comply materially
with the reasonable written policies, standards and regulations established by the Board of Directors of the Employer from time to time (unless the refusal is due to the Employee being Disabled);

                                    18.1.3.3   is found guilty of
unprofessional, unethical, immoral, or fraudulent conduct by any board, institution, organization, or professional society having the right to pass upon the conduct of the Employee, or if the Employee resigns from any professional organization, institution or society under threat of disciplinary action for that conduct;

                                    18.1.3.4   willfully or intentionally and
materially injures the Employer or its assets;

                                    18.1.3.5   breaches any negative covenant
in this Agreement; or

                                    18.1.3.6   is convicted of a felony, which
in the reasonable judgment of the Board of Directors, reflects adversely on the Employer.

                             18.1.4 Effect of Termination. If the Employee's
employment is terminated during the Term pursuant to Sections 18.1.1 or 18.1.2:

                                    18.1.4.1   The Employer shall pay the
Employee the Salary and bonuses described in Section 5 and Section 6 and continue all other benefits to which the Employee is entitled under this Agreement until the end of the then existing Contract Period as if the Employee were still employed by the Employer.

                                    18.1.4.2   For the first two (2) Contract
Years following the date of termination, if the termination occurs pursuant to
Section 18.1.1, or for two (2) calendar years from the date of a constructive termination, if the termination occurs pursuant to Section 18.1.2, the Employee shall assist the Employer to the fullest extent possible to retain its customers and shall render to the Employer advisory or consulting services which the Employer

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reasonably requests, so that the Employer may continue to benefit from the
Employee's experience, knowledge, reputation, and contacts. The Employee shall be available in person or by telephone to provide the advisory or consulting services. After the age of sixty-five (65), the Employee shall not be required to render services to the extent that the Employee would not be eligible for full Social Security benefits.

                                    18.1.4.3   The payments required by Section
18.1.4.1 shall not be offset or reduced by any income or earnings received from any other employment or other activity the Employee may engage in during the Contract Period. The Employee shall have no duty to mitigate damages.

                          18.1.5    Effect of Termination For Cause. If
Employee's employment with Employer is terminated for cause pursuant to Section 18.1.3, Employer shall not be obligated to make any further payments to the Employee.

                  18.2    By Death or Disability.

                          18.2.1    Automatic. The employment of the Employee
by the Employer will terminate automatically and immediately upon the death of the Employee.

                          18.2.2    Termination Because of Disability. If any
Disability Period continues for six (6) months, the Employer may terminate the Employee's employment by sending thirty (30) days' notice to him, provided he is still Disabled at the time the notice is sent.

                          18.2.3    Effect of Termination. If the Employee dies
or Employee's employment with Employer is terminated because he is Disabled for six (6) months, the Employer shall pay or provide to the Employee, the Employee's surviving spouse, or if there is no surviving spouse, to the Employee's surviving descendants, per stirpes, the Salary described in Section 5, and all benefits to which the Employee is entitled under this Agreement until the later of (i) one (1) year from the date of termination, or (ii) the death of the Employee.

                  18.3    Termination by Employee.

                          18.3.1   By Employee. The Employee may terminate his
employment by giving at least two (2) months' notice to the Employer on or before June 1 of any year of the Contract Period.

                          18.3.2   Effect of Termination. If Employee
terminates his employment under Section 18.3.1, the Employer shall not be obligated to make any further payments to the Employee after the end of the current Contract Year.

            19. RETIREMENT. At any time after the age of fifty-five (55), the Employee may retire from the employ of the Employer if, at least six (6) months before the intended date of


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retirement, the Employee gives the Employer written notice specifying the intended date of retirement. After the Employee retires, the Employee shall assist the Employer to the fullest extent possible to retain its customers and shall render to the Employer advisory or consulting services which the Employer reasonably requests, so that the Employer may continue to benefit from the Employee's experience, knowledge, reputation, and contacts. The Employee shall be available in person or by telephone to provide those services. In no event, however, shall the Employee be required to render services to the extent that the Employee would not be eligible for full Social Security benefits.

                  20. SUPPLEMENTAL PENSION BENEFIT.

                      20.1 Benefit. If the Employee is no longer employed by the Employer and the Employee has attained the age of fifty-five (55), the Employee may elect (the "Election"), by written notice to the Employer to receive a supplemental pension benefit (as defined below) in consideration of Employee's past services. Commencing not later than thirty (30) days after the date of the Election, Employer shall pay a supplemental pension benefit (the "Benefit") to Employee for his lifetime at a per annum rate equal to 60% of the amount of the Employee's Average Annual Compensation during the Measurement Period, subject to reduction pursuant to Section 20.2. The Benefit shall be adjusted each year, beginning one (1) year from the effective date of the Election, by multiplying the Benefit by a fraction, the numerator of which is the Index on each anniversary of the effective date of the Election, and the denominator of which is the Index on the effective date of the Election. Employer shall make the benefit payment on the first day of each month following the effective date of the Election in an amount equal to 1/12 of the Benefit. The Employee shall not be entitled to receive Benefit payments if compensation required under Section 18.1 is being paid. The Benefit shall not be offset or reduced by any income or earnings received from any other employment or other activity of the Employee during the time the Employee is receiving the Benefit under this Section 20.1. Employee shall have no duty to mitigate damages.

                      20.2 Benefit Reduction Calculation. If the Employee elects to receive the Benefit prior to attaining the age of sixty-five (65), the Benefit shall be reduced by five-ninths of one percent (5/9%) for each of the first sixty (60) calendar months by which the effective date of the Election precedes the Employee attaining the age of sixty-five (65), and by five-eighteenths of one percent (5/18%) for each calendar month in excess of sixty (60) by which the effective date of the Election precedes the Employee attaining the age of sixty-five (65).

                 21.  RESTRICTIVE COVENANT.

                      21.1 Restrictions. For a period of two (2) years immediately following the Termination Date, the Employee shall not, directly or indirectly, for himself, or on behalf of any other person, firm, corporation or other entity (except the Employer or Related Company), whether as principal, agent, employee, stockholder, partner, officer, member, director, sole proprietor, or otherwise:


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                            21.1.1  Customers or Prospective Customers. Solicit
the sale or sell to any Customer or Prospective Customer of frozen or canned fruits or vegetables, or other products or services identical or similar to the products or services sold or in the process of being developed by the Employer.

                            21.1.2  Other Employees. Hire, engage, solicit,
participate in or promote the solicitation of any person who was employed by the Employer or Related Company at any time during the Pretermination Period to leave the employ of the Employer.

                            21.1.3  Disparaging Remarks. Make any disparaging
remarks about the Employer's business, products, services or personnel.

                            21.1.4  Interference. Interfere in any way with the
Employer's business, prospects or personnel.

                            21.1.5  Modification. The Employee acknowledges
that the covenants contained in this Section 21.1 are necessary in order to protect the goodwill of the Employer's business and that these covenants are reasonable. However, if any court determines that any restriction set forth in this Section 21.1 is unenforceable in accordance with its terms regarding duration, or scope of prohibited activity, the covenant shall not terminate. Instead, with respect to its operation in the jurisdiction of the court which makes the adjudication, the covenant shall be deemed to have been amended to the extent required to render it valid and enforceable. The adjudication shall not be deemed to affect the validity or enforceability of the covenant in any jurisdiction other than the one in which the adjudication is made.

                    21.2 Extension. If the Employee violates the restrictions set forth in Section 21.1, the Employer shall not be deprived of the full benefit of the period of the covenant. Accordingly, the duration of that covenant shall be extended by the period of any violation of that covenant.

              22. REMEDIES - RESTRICTIVE COVENANT, TRADE SECRETS AND CONFIDENTIAL INFORMATION.

                    22.1 The Employer shall be entitled to injunctive or other equitable relief because a breach of the provisions of Sections 16 or 21 will cause irreparable injury and damage. The right to injunctive relief shall include the right to both preliminary and permanent injunctions. The Employer shall not be required to post a bond or other similar assurance if it brings an action to enforce the provisions of either Section 16 or 21. The Employer's right to equitable relief shall not preclude any other rights or remedies which the Employer may have, all of which rights and remedies are cumulative.


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                    22.2   If the Employer files suit to enforce its rights
under Sections 16 or 21:

                           22.2.1  The Employer shall be entitled to recover
from the Employee all expenses incurred by it, including, but not limited to, investigative costs, court costs and reasonable attorney's fees.

                           22.2.2  While the case is pending, the Employer may
stop payments of Salary, bonuses and Benefits until a Court of competent jurisdiction determines whether the Employer is entitled to the relief it seeks.

                           22.2.3  If a Court of competent jurisdiction
determines that the Employee has violated either of Sections 16 or 21, the Employer shall be released from any obligation to pay future Benefits.

               23. ACCELERATION. If the Employer fails to pay the Employee any compensation or benefits, including supplemental pension benefits, due to him under this Agreement, within thirty (30) days after written notice from the Employee of such failure to pay, the Employee shall have the right to accelerate future payments of all sums due to Employee under this Agreement.

               24.  NOTICES.

                    24.1 How Sent. All notices, requests, demands, acceptances, and other communications pursuant to this Agreement ("Notices") shall be in writing and either delivered personally or sent by telecopier or facsimile, overnight delivery, express mail, or certified mail, postage prepaid, return-receipt requested. Notices to the Employer shall be delivered personally to its Chief Executive Officer or sent to his attention.

                    24.2 Where Sent. If sent by mail, a Notice shall be addressed (i) to the Employer at P.O. Box 334, Hanover, Pennsylvania 17331 or
(ii) to the Employee or his surviving spouse at the last known address shown on the records of the Employer. Copies of all Notices shall be sent to Robert M. Hankin, Esq., Weinberg & Green LLC, 100 South Charles Street, Baltimore, Maryland 21201. If sent by telecopier or facsimile, a Notice shall be sent
(i) to the Employer at (717)-632-6000 or (ii) to the Employee at his telecopier number on file with the Employer.

                    24.3 When Effective. A Notice delivered personally shall be deemed to have been delivered when personally delivered but shall be effective only if the delivery is acknowledged in writing by the party to whom given. A Notice sent by telecopier shall be deemed to have been delivered when transmitted, provided that the sender receives written acknowledgment of its receipt. A Notice sent by overnight delivery or express mail shall be deemed to have been delivered twenty-four (24) hours after having been sent. A Notice that is


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properly addressed and is sent by certified mail with postage fully prepaid will be deemed to have been delivered when it is deposited in the U.S. mail.

                    24.4 Change in Addressees or Addresses. Either party may designate substitute addressees, addresses or telecopier numbers for Notices and copies, and thereafter, Notices and copies are to be directed to those substitute addressees or addresses or telecopier numbers.

              25. COSTS OF LITIGATION. If either party files suit to enforce its or his rights under this agreement, the prevailing party is entitled to recover from the other party all expenses incurred in preparing for and in trying the case, including, but not limited to, investigative costs, court costs and reasonable attorneys' fees. For this purpose the "prevailing party" is the plaintiff if (i) in a case where only damages are sought, 51% or more of the damages sought are awarded, (ii) in a case where only equitable relief is sought, the relief sought is granted (each application for equitable relief being considered for these purposes as a separate action) or (iii) in a case where both damages and equitable relief are sought, either fifty-one percent (51%) or more of the damages sought are awarded or the equitable relief sought is granted; otherwise, the defendant is the "prevailing party."

              26.   SECURITY.

                    26.1 In order to secure Employer's obligations to Employee and his surviving spouse under this Agreement, Employer shall, if and when requested by the Employee or his surviving spouse, and provided that the cost does not exceed $10,000 per annum, cause a reputable bank reasonably acceptable to Employee to issue a Letter of Credit, in the face amount of at least twice the Employee's base annual salary on the date of termination and in the form attached as Exhibit "A" ("Letter of Credit"), to be issued to the Employee or his surviving spouse as beneficiary. In lieu thereof, the parties may establish a mutually acceptable escrow arrangement. The Letter of Credit shall not expire sooner than one year and thirty (30) days after the date of its issuance. Employer shall maintain the Letter of Credit in effect at all times during the Term and any other period of time during which the Employee is entitled to any benefits under this Agreement.

                    26.2 Employee will not present a draft under the Letter of Credit for payment unless (i) he shall have first made written demand on Employer for direct payment of the amount sought and Employer has not made full payment in cash to the Employee as required by this Agreement within thirty
(30) days after notice of the written demand or (ii) a renewed Letter of Credit is not provided to the Employer at least thirty (30) days prior to the expiration date of the existing Letter of Credit. Employee shall not draw any funds under the Letter of Credit with respect to costs or expenses already reimbursed to him by Employer.

              27.   MISCELLANEOUS.


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                    27.1   Governing Law. The laws of the Commonwealth of
Pennsylvania applicable to contracts made to be performed in Pennsylvania will govern the validity and construction of this Agreement.

                    27.2 Consent to Jurisdiction. The parties submit to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania.

                    27.3 NO JURY TRIAL. NEITHER PARTY SHALL ELECT A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

                    27.4 Confidentiality. Neither party shall disclose the contents of this Agreement or of any other contemporaneous agreement to any person, firm or entity, except the agents or representatives of the parties, or except as required by law.

                    27.5 Word Forms. Whenever used, the singular shall include the plural and vice versa. The use of any gender, tense or conjugation shall include all genders, tenses and conjugations.

                    27.6 Headings. The Section headings have been included for convenience only, are not part of this Agreement, and are not to be used to interpret any provision hereof.

                    27.7 Amendments and Modifications. This Agreement may be amended, waived, changed, modified or discharged only by a writing signed by the party against whom the modification is sought to be enforced.

                    27.8 Binding Effect and Benefit. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, heirs, personal representatives and other legal representatives. This Agreement may be assigned by the Employer to any entity which acquires substantially all of the Employer's assets. However, the Employee may not assign this Agreement.

                    27.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties.

                    27.10 Separability. The covenants contained in this Agreement are separable, and if any court of competent jurisdiction declares any of them to be invalid or unenforceable, that declaration of invalidity or unenforceability shall not affect the validity or enforceability of any of the other covenants, each of which shall remain in full force and effect.

                    27.11 Consent or Approval. Whenever under the terms of this Agreement the approval or consent of the Employer is required or the Employer must make any


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determination, the Employer, unless this Agreement specifically requires otherwise, may withhold or delay that consent or approval or may make that determination, as the case may be, in the Employer's sole and absolute discretion.

                    27.12 Background. The Background is a part of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

ATTEST:                              HANOVER FOODS CORPORATION



/s/ Patricia H. Townsend             By: /s/ John A. Warehime         (SEAL)
-----------------------------            ------------------------------------
Patricia Townsend,                       John A. Warehime, Chairman
Assistant Secretary



WITNESS:                             EMPLOYEE:



/s/ Diane C. Beaver                  /s/ Gary T. Knisely              (SEAL)
-----------------------------        ----------------------------------------
                                     Gary T. Knisely




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

                                   Exhibit A

                            NAME AND ADDRESS OF BANK
                      ISSUING IRREVOCABLE LETTER OF CREDIT

                                     DATE: _________________

NON-NEGOTIABLE

Expires:
        --------------------

Irrevocable Letter of Credit No.
                                ---------------

Amount:  $
          -----------------

To:               Gary T. Knisely, or his surviving
                     spouse

                  ---------------------------------
                  ---------------------------------

                  You are hereby irrevocably authorized to draw at sight on the undersigned, for the account of Hanover Foods Corporation, up to an aggregate of [________________] ($[____________________]), by one or more drafts, payable to your order, each draft bearing the clause "Drawn under (Name of Undersigned)
Letter of Credit No. ............................" and accompanied by the following Document (together with the required supporting attachment): A sworn statement executed by you, in the form attached hereto as Document No. 1 (the "Affidavit"), with the appropriate blanks completed and with a copy attached of the notice referred to in paragraph C of the Affidavit.

                  No draft will be honored (i) if the draft is not accompanied by the aforesaid Document (together with the required supporting attachment) or
(ii) if the aggregate amount drawn by you, taking into consideration the subject draft, would exceed the face amount of this Letter of Credit.

                  No draft will be honored unless it is drawn and presented for payment on or after the date hereof and no later than the expiration date.

                  The undersigned hereby agrees that a draft drawn under this Letter of Credit and in compliance with the foregoing will be duly honored during the period stated above on due presentation to the undersigned in compliance with the terms of this Letter of Credit by you.



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
                           The amount of each draft must be noted on this
Letter of Credit. The original of this Letter of Credit will be retained by the undersigned for the purpose of making such notations.

                                   Yours very truly,

                                   NAME OF ISSUING BANK


                                   By:
                                      -------------------------

                                                 LETTER OF CREDIT NO.___________

                                 DOCUMENT NO. 1

                                   Affidavit

STATE OF             )
                     ) ss.
COUNTY OF            )

                  [_______________________], being duly sworn according to law, hereby deposes and says that:

                  A. The draft which this Affidavit accompanies (hereinafter called the "Draft ") is for payment to the undersigned of monies owed the undersigned pursuant to that certain Agreement dated
[________________], 1997 (the "Agreement") by and between Hanover Foods Corporation ("Hanover") and Gary T. Knisely.

                  B. The amount of the Draft does not exceed the aggregate of the amounts specified in the Agreement which are owed to the undersigned by Hanover for which the Letter of Credit is intended as security and which Hanover has not already directly paid to the undersigned.

                  C. A true and correct copy of the written demand on Hanover for direct payment of the amount sought in the Draft is attached hereto and Hanover has not made full payment in cash to the undersigned as required by the Agreement within thirty (30) days after said written notice was delivered to Hanover.

Dated:
      -----------------

                                        ---------------------------------
                                        Signature of Drawing Beneficiary

                  Subscribed and sworn to before me this ___ day of __________, 1995.

                  Notary Public in and for said County/State of _______.


                                        -------------------------------
                                        Notary Public

My Commission Expires:
                      ---------------------

                                 Addendum No. 1



                           1.1  "Average Annual Compensation" shall mean the
Employee's average annual cash compensation during the Measurement Period, including cash bonuses under the Employer's bonus plans, but excluding other fringe benefits.

                           1.2      "Board of Directors" means the board of
directors of the Employer.

                           1.3      "Contract Period" means each five (5) year
period of the Employee's employment by the Employer beginning on June 1, 1996 and June 1 of subsequent years.

                           1.4      "Contract Year" means each twelve (12)
month period of the Employee's employment by the Employer beginning on June 1, 1996 and June 1 of each subsequent year.

                           1.5      "Customer"  means any Person to which the
Employer has sold products or rendered services at any time during the Pretermination Period.

                           1.6      "Disability Period" means the time during
which the Employee is Disabled.

                           1.7      "Disabled" means the first to occur of:

                                    1.7.1  The Employee being declared legally
incompetent under the laws of the Commonwealth of Pennsylvania, in which event the date the Employee becomes Disabled shall be deemed to be the date of such declaration.

                                    1.7.2  The Employer receiving a written
opinion from a physician designated by the Employer to the effect that the Employee has incurred a mental or physical condition that can reasonably be expected to prevent the Employee from carrying out the Employee's material duties for the Employer for a period of six (6) months or longer from the date of the examination of the Employee, in which event the date the Employee shall be deemed Disabled to be the date of the physician's examination. The Employee shall cooperate with any physician designated by the Employer to determine whether the Employee has become Disabled, provided that any physician designated by the Employer shall consult with any physician designated by, or on behalf of, the Employee.

                                    1.7.3  The Employer or Employee being
entitled to receive a payment under any disability policy withrespect to the Employee, in which event the Employee shall be deemed Disabled on the date which the Employee was first found to be disabled pursuant to the disability policy.

                           1.8   "Index" means the Consumer Price Index, All
Cities Average (1982-84 = 100), published by the U.S. Department of Labor, Bureau of Labor Statistics.

                           1.9   "Initial Contract Year" means the period
from June 1, 1996 to May 31, 1997.

                           1.10  "Measurement Period" means the most recent
three (3) fiscal years of the Employer ending prior to the date of termination of the Employee.

                           1.11  "Person" means an individual, corporation or
any officer, director or employee or a partnership, any partner or employee of which the Employee had any contact with during the Pretermination Period.

                           1.12  "Pretermination Period" means the 12-month
period immediately preceding the Termination Date.

                           1.13  "Prospective Customer" means any Person which
has been actively solicited to purchase products or services from the Employer at any time during the Pretermination Period.

                           1.14  "Related Company" means any corporation,
partnership, limited liability company, business association, business organization, or other form of entity now or in the future controlled by the Employer and/or controlled by any of the equityholders of the Employer and the equityholders of any of the controlled entities, separately or collectively.

                           1.15  "Term" means the entire period of the
Employee's employment.

                           1.16  "Termination Date" means the date on which the
Employee ceases to be employed by the Employer.